Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts	Media Contacts
Andrew Cook / Linda Ventresca	Laura Accettella
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4859
(441) 297-9513

AXIS CAPITAL REPORTS 2005 THIRD QUARTER NET LOSS OF $468.1 MILLION

Pembroke, Bermuda, November 1, 2005 – AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported a net loss for the quarter ended September 30, 2005 of $468.1 million, or $(3.32) per diluted common share, compared with net income of $6.3 million, or $0.04 per diluted common share, for the quarter ended September 30, 2004. Net loss for the nine months ended September 30, 2005 was $143.4 million, or $(1.01) per diluted common share, compared with net income of $313.9 million, or $1.89 per diluted common share, for the nine months ended September 30, 2004.

Net losses from Hurricanes Katrina and Rita were $804.5 million for the quarter ended September 30, 2005 compared to net losses from Hurricanes Charley, Frances, Ivan and Jeanne of $227.4 million for the quarter ended September 30, 2004. Our net loss for Hurricane Katrina was $723.6 million.  Our initial range of net loss estimates was determined immediately following the event and our updated estimate reflects our analysis of the latest loss information. Our estimated net losses for Hurricane Katrina assume an industry loss of $60 billion.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08

Tel. 441.296.2600  Fax 441.296.3140

www.axiscapital.com

Net loss excluding net realized gains and losses on investments, net of tax, for the third quarter of 2005 was $462.2 million, or $(3.27) per diluted common share, compared with net income of $2.8 million, or $0.02 per diluted common share, for the quarter ended September 30, 2004. This same item excluding foreign exchange losses, net of tax, for the third quarter of 2005 was $460.8 million, or $(3.26) per diluted common share, compared with a net loss of $0.6 million for the quarter ended September 30, 2004.

Net loss excluding net realized gains and losses on investments, net of tax, for the nine months ended September 30, 2005 was $138.5 million, or $(0.98) per diluted common share, compared with net income of $305.2 million, or $1.83 per diluted common share, for the nine months ended September 30, 2004. This same item excluding foreign exchange losses, net of tax, for the nine months ended September 30, 2005 was $87.6 million, or $(0.62) per diluted common share, compared with net income of $309.2 million, or $1.86 per diluted common share, for the nine months ended September 30, 2004.

Net (loss) income excluding net realized gains and losses on investments, net of tax, and net income excluding net realized gains and losses on investments and foreign exchange losses, net of tax, are non-GAAP financial measures. Reconciliations of these measures to net (loss) income are presented at the end of this release.

Operating highlights for the third quarter of 2005 include:

•        Gross premiums written increased by 15.5% to $794.6 million primarily due to an increase in premiums written by our reinsurance segment;

•        Net premiums earned increased by 18.2% to $616.8 million primarily due to net premiums earned by our reinsurance segment;

•        Total pre-tax investment income, including net realized gains and losses, increased by 38.5% to $60.6 million primarily due to a combination of higher investment balances and higher investment yields; and

•        Total shareholders’ equity was $2.9 billion and total capitalization was $3.4 billion at September 30, 2005, including $250 million of newly issued preferred equity.

Commenting on the third quarter 2005 results, John Charman, Chief Executive Officer and President of AXIS Capital, stated:  “It has been an extraordinarily eventful quarter not only for AXIS but also for the industry as a whole.  This last quarter continued to demonstrate the increased frequency of major Atlantic hurricanes, much like last year’s hurricane season.  Uniquely, it was marked by the unprecedented profile and magnitude of the Katrina loss.  The unprecedented losses of this year could well exceed an ultimate figure of $80 billion for the industry.  My stated management goal has always been, at a minimum, preservation of capital and I believe that we have achieved this.  Our capital position is strong and I expect every one of AXIS’s major businesses will benefit strongly from the dramatic, positive changes underway in the marketplace.”

He continued: “Our initial communication following Katrina was that we estimated this net loss to AXIS to be within our expectations of operating income for the year. Since that time, the industry has incurred the additional strain from Rita and Wilma that could together exceed $20 billion in industry losses. Following these events, we believe that we may ultimately have a nominal net operating loss for the 2005 calendar year, assuming no other large losses during the remainder of the year.”

Operating Results

Our total gross premiums written increased 15.5% from the third quarter of 2004 and were derived 58.0% from our insurance segment and 42.0% from our reinsurance segment compared to 64.2% and 35.8%, respectively, for the third quarter of 2004. Our combined ratio increased to 185.4% in the quarter from 109.6% in the third quarter of 2004 primarily due to an increase in the level of net catastrophe losses.

Our total gross premiums written for the nine months ended September 30, 2005 increased 16.9% from the corresponding period of 2004 and were derived 50.8% from our insurance segment and 49.2% from our reinsurance segment compared to 56.2% and 43.8%, respectively, for the same period of 2004. Our combined ratio increased to 112.4% in the nine months ended September 30, 2005 from 86.4% in the same period of 2004 primarily due to an increase in the level of net catastrophe losses.

Insurance Segment

Our insurance segment reported gross premiums written in the quarter of $460.6 million, up 4.3% from the third quarter of 2004. The growth was driven by our U.S. insurance operation, which generated an increase in gross premiums written of 18.3%. This was primarily derived from the select expansion of our professional lines products and from an increase in our specialty program business within our property account. Our global insurance operation experienced a decline in gross premiums written of 10.6% primarily due to an increasingly competitive pricing environment in many lines of business, which resulted in fewer risks meeting our underwriting criteria. Net premiums written of $187.9 million declined 42.8% from the third quarter of 2004 primarily as a result of increased ceded reinstatement premiums relating to Hurricanes Katrina and Rita.

Our insurance segment reported a combined ratio of 192.7% for the quarter compared to 104.5% for the third quarter of 2004. The insurance segment incurred net losses of $309.5 million, or 124.5 percentage points, relating to Hurricanes Katrina and Rita compared to net losses incurred of $108.7 million, or 37.5 percentage points, relating to Hurricanes Charley, Frances, Ivan and Jeanne in the same period of 2004. The insurance segment experienced favorable prior period reserve development of $66.1 million compared to $21.2 million in the third quarter of 2004.

Reinsurance Segment

Our reinsurance segment reported gross premiums written in the quarter of $334.0 million, up 35.7% from the third quarter of 2004, and net premiums written of $329.8 million, up 41.1% from the third quarter of 2004. The increase in gross premiums written was primarily driven by an increase in reinstatement premiums following losses incurred from Hurricane Katrina and new opportunities in our U.S. casualty reinsurance business.

Our reinsurance segment reported a combined ratio of 179.7% for the quarter compared to 111.8% in the third quarter of 2004, largely driven by an increase in the loss ratio from 89.5% to 162.0%. The reinsurance segment incurred net losses of $495.0 million, or 134.4 percentage points, relating to Hurricanes Katrina and Rita compared to net losses incurred of $118.7 million, or 51.1 percentage points, relating to Hurricanes Charley, Frances, Ivan and Jeanne in the same period of 2004. Favorable prior period reserve development was from short-tail lines of business and was $29.7 million in the quarter compared to $28.4 million in the third quarter of 2004.

Interest Expense

Interest expense for the quarter was $8.4 million compared to $0.5 million for the third quarter of 2004. Interest expense for the nine months ended September 30, 2005 was $24.3 million compared to $0.7 million for the same period of 2004. Interest expense consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to our credit facility. Our outstanding debt relates to $500 million of senior unsecured notes issued on November 15, 2004.

Investments

Total pre-tax investment income, which included $67.0 million in net investment income and $6.4 million in realized losses, grew 38.5% to $60.6 million in the quarter, up from $43.7 million in the third quarter of 2004. The increase primarily reflected the positive impact of higher average yields on higher investment balances. These increased yields were generated by higher short-term U.S. interest rates together with our increased allocation to other investments. Total pre-tax investment income for the nine months ended September 30, 2005 of $171.8 million included $177.8 million in net investment income and $6.0 million in realized losses. This was an increase of 50.6% from $114.0 million in the same period of 2004.

Capitalization / Shareholders’ Equity

Total capitalization at September 30, 2005 was $3.4 billion, including $499.0 million of long-term debt. In late September 2005, we issued 10,000,000 7.25% Series A preferred shares, with net proceeds received of $242.3 million.

At September 30, 2005, diluted book value per common share was $17.59 and book value per common share was $18.52. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Conference Call

We will host a conference call on Wednesday November 2, 2005 at 8:00 AM (Eastern) to discuss the third quarter financial results and related matters. This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the third quarter and nine months is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2005 of $2.9 billion and locations in Bermuda, the United States, Europe and Singapore. Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s. AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED BALANCE SHEETS

As at September 30, 2005 and December 31, 2004

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	September 30, 2005	December 31, 2004
Assets
Cash and cash equivalents	$862,184	$632,329
Investments at fair market value (Amortized cost 2005: $5,620,922; 2004: $5,114,997)	5,562,593	5,128,345
Other investments	514,221	271,344
Accrued interest receivable	47,800	47,487
Securities lending collateral	1,045,144	865,311
Insurance and reinsurance premium balances receivable	1,145,471	914,562
Deferred acquisition costs	242,478	211,082
Prepaid reinsurance premiums	300,872	271,187
Reinsurance recoverable	1,337,020	596,299
Intangible assets	37,969	31,734
Other assets	344,794	68,605
Total Assets	$11,440,546	$9,038,285

Liabilities
Reserve for losses and loss expenses	$4,514,277	$2,404,560
Unearned premiums	2,003,223	1,644,771
Insurance and reinsurance balances payable	325,924	247,940
Accounts payable and accrued expenses	92,099	89,804
Securities lending payable	1,041,124	864,354
Net payable for investments purchased	93,268	49,854
Debt	499,019	498,938
Total Liabilities	8,568,934	5,800,221

Shareholders’ Equity
Share capital (Authorized 800,000,000 shares, par value $0.0125)
Series A preferred shares (issued and outstanding 2005: 10,000,000; 2004: nil))	$125	$—
Common shares (issued and outstanding 2005: 141,553,736; 2004: 152,539,621)	1,769	1,910
Additional paid-in capital	1,931,807	2,017,144
Accumulated other comprehensive (loss) income	(54,806)	12,915
Retained earnings	992,717	1,206,095
Total Shareholders’ Equity	2,871,612	3,238,064
Total Liabilities & Shareholders’ Equity	$11,440,546	$9,038,285

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarters and Nine Months ended September 30, 2005 and 2004

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	Quarters ended September 30,		Nine Months ended September 30,
	2005	2004	2005	2004
		(see Note 1)		(see Note 1)
Revenues
Gross premiums written	$794,571	$687,700	$2,760,563	$2,361,142
Premiums ceded	(276,854)	(125,688)	(564,979)	(412,063)
Change in unearned premiums	99,097	(40,214)	(328,767)	(469,630)
Net premiums earned	616,814	521,798	1,866,817	1,479,449

Net investment income	67,015	40,017	177,774	104,621
Net realized (losses) gains	(6,435)	3,732	(5,997)	9,418
Other insurance related income (loss)	236	7,206	(5,283)	7,650
Total revenues	677,630	572,753	2,033,311	1,601,138

Expenses
Net losses and loss expenses	1,035,270	445,575	1,702,413	946,025
Acquisition costs	64,436	79,222	241,208	201,674
General and administrative expenses	44,237	47,068	155,335	131,360
Foreign exchange losses (gains)	1,727	(3,459)	52,371	4,099
Interest expense	8,360	469	24,257	688
Total expenses	1,154,030	568,875	2,175,584	1,283,846

(Loss) income before income taxes	(476,400)	3,878	(142,273)	317,292
Income tax recovery (expense)	8,325	2,401	(1,158)	(3,369)
Net (Loss) Income	$(468,075)	$6,279	$(143,431)	$313,923

Weighted average common shares and common share equivalents - basic	140,995,298	152,534,495	142,711,852	152,523,144
Weighted average common shares and common share equivalents - diluted	140,995,298	166,128,928	142,711,852	166,401,498
Net (loss) income per common share - basic	$(3.32)	$0.04	$(1.01)	$2.06
Net (loss) income per common share - diluted	$(3.32)	$0.04	$(1.01)	$1.89

Insurance Ratios
Loss ratio	167.8%	85.4%	91.2%	63.9%
Expense ratio	17.6%	24.2%	21.2%	22.5%
Combined ratio	185.4%	109.6%	112.4%	86.4%

Note 1: Interest expense has been reclassifed from general administrative expenses for 2004 to conform to current year classifications.

Interest expense consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to our credit facility.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Quarter ended September 30, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$191,616	$268,967	$460,583	$333,988	$—	$794,571
Net premiums written	63,813	124,061	187,874	329,843	—	517,717
Net premiums earned	141,359	107,174	248,533	368,281	—	616,814
Other insurance related income	—	236	236	—	—	236
Expenses:
Net losses and loss expenses	(308,024)	(130,500)	(438,524)	(596,746)	—	(1,035,270)
Acquisition costs	(13,293)	1,722	(11,571)	(52,865)	—	(64,436)
General and administrative expenses	(9,039)	(19,716)	(28,755)	(12,187)	—	(40,942)
Underwriting loss (a)	(188,997)	(41,084)	(230,081)	(293,517)	—	(523,598)

Corporate expenses					(3,295)	(3,295)
Net investment income					67,015	67,015
Realized losses on investments					(6,435)	(6,435)
Foreign exchange losses					(1,727)	(1,727)
Interest expense					(8,360)	(8,360)
Loss before income taxes						(476,400)

Net loss and loss expense ratio	217.9%	121.8%	176.4%	162.0%		167.8%
Acquisition cost ratio	9.4%	(1.6)%	4.7%	14.4%		10.4%
General and administrative expense ratio	6.4%	18.4%	11.6%	3.3%	0.6%	7.2%
Combined ratio	233.7%	138.6%	192.7%	179.7%		185.4%

(a) The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Quarter ended September 30, 2004

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$214,282	$227,380	$441,662	$246,038	—	$687,700
Net premiums written	203,469	124,812	328,281	233,731	—	562,012
Net premiums earned	199,477	90,266	289,743	232,055	—	521,798
Other insurance related income	7,106	—	7,106	100	—	7,206
Expenses:
Net losses and loss expenses	(152,333)	(85,531)	(237,864)	(207,711)	—	(445,575)
Acquisition costs	(33,067)	(4,941)	(38,008)	(41,214)	—	(79,222)
General and administrative expenses	(8,592)	(18,222)	(26,814)	(10,530)	—	(37,344)
Underwriting income (loss) (a)	12,591	(18,428)	(5,837)	(27,300)	—	(33,137)

Corporate expenses					(9,724)	(9,724)
Net investment income					40,017	40,017
Realized gains on investments					3,732	3,732
Foreign exchange gains					3,459	3,459
Interest expense					(469)	(469)
Income before income taxes						$3,878

Net loss and loss expense ratio	76.4%	94.7%	82.1%	89.5%		85.4%
Acquisition cost ratio	16.5%	5.5%	13.1%	17.8%		15.2%
General and administrative expense ratio	4.3%	20.2%	9.3%	4.5%	1.9%	9.0%
Combined ratio	97.2%	120.4%	104.5%	111.8%		109.6%

(a)  The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Nine months ended September 30, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$671,451	$731,363	$1,402,814	$1,357,749	—	$2,760,563
Net premiums written	481,248	366,391	847,639	1,347,945	—	2,195,584
Net premiums earned	562,934	321,996	884,930	981,887	—	1,866,817
Other insurance related (loss) income	(5,865)	582	(5,283)	—	—	(5,283)
Expenses:
Net losses and loss expenses	(451,958)	(272,876)	(724,834)	(977,579)	—	(1,702,413)
Acquisition costs	(72,830)	(5,017)	(77,847)	(163,361)	—	(241,208)
General and administrative expenses	(28,523)	(60,804)	(89,327)	(36,818)	—	(126,145)
Underwriting income (loss) (a)	3,758	(16,119)	(12,361)	(195,871)	—	(208,232)

Corporate expenses					(29,190)	(29,190)
Net investment income					177,774	177,774
Realized losses on investments					(5,997)	(5,997)
Foreign exchange losses					(52,371)	(52,371)
Interest expense					(24,257)	(24,257)
Loss before income taxes						$(142,273)

Net loss and loss expense ratio	80.3%	84.7%	81.9%	99.6%		91.2%
Acquisition cost ratio	12.9%	1.6%	8.8%	16.6%		12.9%
General and administrative expense ratio	5.1%	18.9%	10.1%	3.7%	1.5%	8.3%
Combined ratio	98.3%	105.2%	100.8%	119.9%		112.4%

(a) The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Nine months ended September 30, 2004

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$730,878	$595,637	$1,326,515	$1,034,627	—	$2,361,142
Net premiums written	619,248	323,241	942,489	1,006,590	—	1,949,079
Net premiums earned	595,761	247,837	843,598	635,851	—	1,479,449
Other insurance related income	6,887	—	6,887	763	—	7,650
Expenses:
Net losses and loss expenses	(368,476)	(182,271)	(550,747)	(395,278)	—	(946,025)
Acquisition costs	(89,530)	(7,477)	(97,007)	(104,667)	—	(201,674)
General and administrative expenses	(24,047)	(49,927)	(73,974)	(29,058)	—	(103,032)
Underwriting income (a)	120,595	8,162	128,757	107,611	—	236,368

Corporate expenses					(28,328)	(28,328)
Net investment income					104,621	104,621
Realized gains on investments					9,418	9,418
Foreign exchange losses					(4,099)	(4,099)
Interest expense					(688)	(688)
Income before income taxes						$317,292

Net loss and loss expense ratio	61.8%	73.5%	65.3%	62.1%		63.9%
Acquisition cost ratio	15.0%	3.0%	11.5%	16.5%		13.6%
General and administrative expense ratio	4.0%	20.1%	8.8%	4.6%	1.9%	8.9%
Combined ratio	80.8%	96.6%	85.6%	83.2%		86.4%

(a) The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws.  Forward-looking statements contained in this release include our estimate of losses related to Hurricanes Katrina and Rita, industry loss estimates and our expectations regarding market conditions. These statements involve risks, uncertainties and assumptions.  Actual events or results may differ materially from our expectations.  Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition and (12) general economic conditions. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the GAAP financial measures included within this release, we have presented “net (loss) income excluding net realized gains and losses on investments, net of tax”, “net (loss) income excluding net realized gains and losses on investments and foreign exchange, net of tax” and “diluted book value per share,” which are non-GAAP financial measures. We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers. We have included the third measure because it takes into account the effect of dilutive securities and, therefore, we believe that this is a better measure of calculating shareholder returns than book value per share.

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

NET (LOSS) INCOME EXCLUDING REALIZED GAINS AND LOSSES ON INVESTMENTS, NET OF TAX

For the Quarters and Nine Months ended September 30, 2005 and 2004

(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Nine Months ended
	September 30,		September 30,
	2005	2004	2005	2004

Net (loss) income	$(468,075)	$6,279	(143,431)	$313,923

Adjustment for net realized losses (gains) on investments	6,435	(3,732)	5,997	(9,418)
Adjustment for associated tax impact of net realized (losses) gains on investments	(517)	286	(1,039)	645

Net (loss) income excluding realized (losses) gains on investments, net of tax	$(462,157)	$2,833	$(138,473)	$305,150

Net (loss) income per common share - diluted	$(3.32)	$0.04	$(1.01)	$1.89

Adjustment for net realized (losses) gains on investments	0.05	(0.02)	0.04	(0.06)
Adjustment for associated tax impact of net realized (losses) gains on investments	—	—	(0.01)	—
Net (loss) income excluding realized (losses) gains on investments, net of tax per diluted common share	$(3.27)	$0.02	$(0.98)	$1.83

Weighted average common shares and common share equivalents - diluted	140,995,298	166,128,928	142,711,852	166,401,498

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

NET (LOSS) INCOME EXCLUDING REALIZED GAINS AND LOSSES ON INVESTMENTS

AND FOREIGN EXCHANGE LOSSES, NET OF TAX

For the Quarters and Nine Months ended September 30, 2005 and 2004

(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Nine Months ended
	September 30,		September 30,
	2005	2004	2005	2004

Net (loss) income	$(468,075)	$6,279	$(143,431)	$313,923

Adjustment for net realized losses (gains) on investments	6,435	(3,732)	5,997	(9,418)
Adjustment for foreign exchange losses (gains)	1,727	(3,459)	52,371	4,099
Adjustment for associated tax impact	(837)	278	(2,563)	586

Net (loss) income excluding realized (losses) gains on investments and foreign exchange losses, net of tax	$(460,750)	$(634)	$(87,626)	$309,190

Net (loss) income per common share - diluted	$(3.32)	$0.04	$(1.01)	$1.89

Adjustment for net realized losses (gains) on Investments	0.05	(0.02)	0.04	(0.06)
Adjustment for foreign exchange losses	0.01	(0.02)	0.37	0.03
Adjustment for associated tax impact	—	—	(0.02)	—

Net income excluding realized (losses) gains on investments and foreign exchange losses, net of tax per common diluted share	$(3.26)	$—	$(0.62)	$1.86

Weighted average common shares and common share equivalents - diluted	140,995,298	166,128,928	142,711,852	166,401,498

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

DILUTED BOOK VALUE PER COMMON SHARE

As at September 30, 2005 and December 31, 2004

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	September 30, 2005	December 31, 2004

Total shareholders’ equity	$2,871,612	$3,238,064
less preferred equity	(250,000)	—
Common shareholders’ equity	$2,621,612	$3,238,064

Common shares outstanding	141,553,736	152,764,917

Book value per common share	$18.52	$21.20

Diluted book value on an “as if converted basis”

Common shareholders’ equity	$2,621,612	$3,238,064
add in:
proceeds on exercise of options	121,569	94,724
proceeds on exercise of warrants	244,812	244,812

Adjusted shareholders’ equity	2,987,993	3,577,600

As if converted diluted shares outstanding
Common shares outstanding	141,553,736	152,764,917
add in:
vesting of restricted stock	2,288,218	2,182,700
exercise of options	6,405,681	5,694,181
exercise of warrants	19,643,171	19,619,152

Diluted common shares outstanding	169,890,806	180,260,950

Diluted book value per common share	$17.59	$19.85